UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Report as of January 11, 2002

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

Commission File Number 0-2604

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 5. Other Events

Effective January 11, 2002, General Binding Corporation successfully amended and extended its primary credit facility with its group of 18 multinational financial institutions. The original agreement, which had a maturity date of January 13, 2002, was amended and extended such that the majority portion of the facility matures on January 13, 2004, and the remaining $40 million portion matures on July 13, 2004.

Item 7. Financial Statements and Exhibits

            (a)    Exhibit 10 - Material Contracts:

                    Second Amended and Restated Multicurrency Credit Agreement dated as of January 11, 2002.

            (b)    Exhibit 20 - Other Documents or Statements to Security Holders:

GBC press release dated January 11, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERAL BINDING CORPORATION

By: /s/ Dennis J. Martin

Dennis J. Martin
Chairman, President and Chief
Executive Officer

January 14, 2002